Exhibit 99.1

E*TRADE Financial Corporation Announces Second Quarter 2010 Results

NEW YORK--(BUSINESS WIRE)--July 22, 2010--E*TRADE Financial Corporation (NASDAQ: ETFC):

Second Quarter Results

  Net income of $35 million, or $0.12 per share, improved from $0.25 loss per share in prior quarter and $2.16 loss per share in second quarter 2009
  Total net revenue of $534 million, down from $537 million in prior quarter and $621 million in second quarter 2009
  Provision for loan losses of $166 million, down from $268 million in prior quarter and $405 million in second quarter 2009
  Special mention delinquencies (30-89 days) down by 14 percent from prior quarter; at-risk delinquencies (30-179 days) down by 13 percent from prior quarter
  Daily Average Revenue Trades (DARTs) of 170,000, up 10 percent from prior quarter and down 16 percent from second quarter 2009
  Net new brokerage assets of $2.1 billion, down from $2.2 billion in prior quarter and $2.3 billion in second quarter 2009

Capital and Liquidity Metrics

  Bank Tier 1 capital to total adjusted assets ratio increased 44 basis points from prior quarter to 7.27%; Bank Tier 1 capital to risk-weighted assets ratio increased 32 basis points from prior quarter to 13.39%
  Excess risk-based total capital (excess to the regulatory well-capitalized threshold) of $1.0 billion
  Bank generated $142 million of Tier 1 capital and $61 million of risk-based capital
  Corporate cash of $481 million

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its second quarter ended June 30, 2010, reporting net income of $35 million, or $0.12 per share, compared with a net loss of $48 million, or $0.25 loss per share, in the prior quarter and a net loss of $143 million, or $2.16 loss per share, in the second quarter of 2009. The Company reported total net revenue of $534 million for the second quarter, compared with $537 million in the prior quarter and $621 million in the year ago period.

“The second quarter marked an important milestone for E*TRADE as we reported our first quarterly profit in three years,” said Steven Freiberg, Chief Executive Officer of E*TRADE Financial Corporation. “Our results were supported by strength in our brokerage business, including growth in DARTs, new accounts, and margin receivables; continued improvement in loan performance trends; prudent expense management; and effective balance sheet strategies in an environment of declining interest rates.” Freiberg continued, “We are proud of our second quarter performance and remain focused on positioning the Company for sustainable profitability and growth. At the same time, our significant progress increases our flexibility to invest in products, services, and technologies that should enhance our customer franchise and allow us to better realize growth opportunities to drive shareholder value.”

E*TRADE reported DARTs of 170,000 during the quarter, a 10 percent increase from the prior quarter and a 16 percent decrease versus the same quarter a year ago. At quarter end, the Company reported 4.2 million customer accounts, which included 2.6 million brokerage accounts. Net new brokerage accounts were 18,000 during the quarter, compared with 2,000 in the prior quarter. Excluding 3,000 accounts closed in connection with the Company’s international restructuring, the Company added 21,000 net new brokerage accounts during the quarter.

The Company ended the quarter with $144 billion in total customer assets, compared to $159 billion in the prior quarter and $128 billion in the prior year.

During the quarter, net new brokerage assets were positive $2.1 billion, totaling $4.3 billion year to date. Brokerage-related cash decreased by $1.1 billion to $20.7 billion during the period, while customers were net buyers of approximately $3.4 billion of securities. Customer security holdings decreased by eight percent, or $8.1 billion, as the markets declined between 10 and 12 percent during the quarter. Margin receivables increased 26 percent sequentially from $3.8 billion to $4.8 billion.

Net new customer assets were positive $0.8 billion, reflecting $2.1 billion in net new brokerage assets, offset by a $1.3 billion decline in savings and other bank-related customer deposits.

Total net revenue of $534 million declined $3 million from the prior quarter and $87 million versus the year ago period.

Net operating interest income for the second quarter was $302 million, reflecting a net interest spread of 2.89 percent on average interest-earning assets of $41.0 billion. The $18 million sequential decrease in net interest income resulted from a $1.4 billion decline in average interest-earning assets and a seven basis point decline in the net interest spread.

Commissions, fees and service charges, principal transactions, and other revenue in the second quarter were $195 million, compared with $196 million in the first quarter. This reflected the sequential increase in trading activity offset by a $0.33 decline in the average commission per trade, from $11.38 to $11.05.

Total net revenue this quarter also included $37 million of net gains on loans and securities, including a net impairment of $12 million.

Total operating expense decreased seven percent, or $20 million, to $276 million from the prior quarter, including lower compensation, advertising, and restructuring costs.

The Company continued to make progress during the second quarter in reducing balance sheet risk as its loan portfolio contracted by $1.2 billion from the prior quarter, including $0.2 billion in loan securitizations and $0.7 billion related to prepayments or scheduled principal reductions.

Second quarter provision for loan losses decreased $102 million from the prior quarter to $166 million. Net charge-offs in the quarter were $225 million, a decrease of $63 million from the prior quarter. These declines included a $15 million benefit of a legal settlement related to purchased loans. The allowance for loan losses declined by $59 million to $1.1 billion, or six percent of gross loans receivable, at quarter end.

“We are particularly pleased with the progress made during the quarter in reducing the balance sheet and mitigating risk,” Freiberg commented. “In addition to the prepayments and scheduled principal reductions, we securitized or sold $232 million in loans, accelerating the decline of the loan portfolio. Furthermore, continued efforts to put back loans to sellers resulted in a $20 million legal settlement of loan claims which contributed $15 million to the reduction in the second quarter provision and net charge-offs.”

For the Company’s entire loan portfolio, special mention delinquencies (30-89 days) declined by 14 percent and at-risk delinquencies (30-179 days) declined by 13 percent in the quarter.

During the quarter, the Bank generated $142 million of Tier 1 capital and $61 million of risk-based capital. As of June 30, 2010, the Company reported Bank Tier 1 capital ratios of 7.27 percent to total adjusted assets and 13.39 percent to risk-weighted assets. The Bank had excess risk-based total capital (i.e., above the level regulators define as well-capitalized) of $1.0 billion at quarter end.

Historical metrics and financials through June 2010 can be found on the E*TRADE Financial Investor Relations website at https://investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 85724635. A live audio webcast and replay of this conference call will also be available at https://investor.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing, and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements include those relating to the ability of the Company to sustain profitability and growth and drive shareholder value. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by the Office of Thrift Supervision or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (“SEC”) (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2010 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue:
Operating interest income	$381,780	$485,518	$788,746	$972,155
Operating interest expense	(79,753)	(145,928)	(166,322)	(353,903)
Net operating interest income	302,027	339,590	622,424	618,252
Commissions	119,554	154,063	232,806	279,689
Fees and service charges	35,204	47,934	77,434	94,649
Principal transactions	28,706	22,693	54,917	40,335
Gains on loans and securities, net	48,908	73,170	77,954	108,460
Other-than-temporary impairment ("OTTI")	(15,108)	(199,764)	(29,632)	(218,547)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	2,950	170,093	8,822	170,093
Net impairment	(12,158)	(29,671)	(20,810)	(48,454)
Other revenues	11,760	13,127	25,779	25,318
Total non-interest income	231,974	281,316	448,080	499,997
Total net revenue	534,001	620,906	1,070,504	1,118,249
Provision for loan losses	165,666	404,525	433,645	858,488
Operating expense:
Compensation and benefits	80,940	90,025	168,150	174,197
Clearing and servicing	38,141	44,072	77,300	86,743
Advertising and market development	29,777	24,986	67,912	68,577
FDIC insurance premiums	19,260	42,129	38,575	54,841
Communications	18,424	21,002	38,871	42,563
Professional services	19,480	21,474	39,770	41,104
Occupancy and equipment	17,614	19,972	35,821	39,513
Depreciation and amortization	22,001	21,215	42,647	41,489
Amortization of other intangibles	7,141	7,434	14,283	14,870
Facility restructuring and other exit activities	(1,853)	4,447	1,520	4,335
Other operating expenses	24,736	32,470	46,148	54,978
Total operating expense	275,661	329,226	570,997	623,210
Income (loss) before other income (expense) and income tax expense (benefit)	92,674	(112,845)	65,862	(363,449)
Other income (expense):
Corporate interest income	57	177	80	601
Corporate interest expense	(41,205)	(86,441)	(82,248)	(173,756)
Gains (losses) on sales of investments, net	-	(1,592)	109	(2,025)
Losses on early extinguishment of debt	-	(10,356)	-	(13,355)
Equity in income (loss) of investments and venture funds	733	(439)	2,527	(3,568)
Total other income (expense)	(40,415)	(98,651)	(79,532)	(192,103)
Income (loss) before income tax expense (benefit)	52,259	(211,496)	(13,670)	(555,552)
Income tax expense (benefit)	17,183	(68,259)	(909)	(179,630)
Net income (loss)	$35,076	$(143,237)	$(12,761)	$(375,922)

Basic earnings (loss) per share(1)	$0.17	$(2.16)	$(0.06)	$(6.11)
Diluted earnings (loss) per share(1)	$0.12	$(2.16)	$(0.06)	$(6.11)
Shares used in computation of per share data (1):
Basic	211,642	66,207	201,972	61,521
Diluted(2)	289,150	66,207	201,972	61,521

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Revenue:
Operating interest income	$381,780	$406,966	$485,518
Operating interest expense	(79,753)	(86,569)	(145,928)
Net operating interest income	302,027	320,397	339,590
Commissions	119,554	113,252	154,063
Fees and service charges	35,204	42,230	47,934
Principal transactions	28,706	26,211	22,693
Gains on loans and securities, net	48,908	29,046	73,170
Other-than-temporary impairment ("OTTI")	(15,108)	(14,524)	(199,764)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	2,950	5,872	170,093
Net impairment	(12,158)	(8,652)	(29,671)
Other revenues	11,760	14,019	13,127
Total non-interest income	231,974	216,106	281,316
Total net revenue	534,001	536,503	620,906
Provision for loan losses	165,666	267,979	404,525
Operating expense:
Compensation and benefits	80,940	87,210	90,025
Clearing and servicing	38,141	39,159	44,072
Advertising and market development	29,777	38,135	24,986
FDIC insurance premiums	19,260	19,315	42,129
Communications	18,424	20,447	21,002
Professional services	19,480	20,290	21,474
Occupancy and equipment	17,614	18,207	19,972
Depreciation and amortization	22,001	20,646	21,215
Amortization of other intangibles	7,141	7,142	7,434
Facility restructuring and other exit activities	(1,853)	3,373	4,447
Other operating expenses	24,736	21,412	32,470
Total operating expense	275,661	295,336	329,226
Income (loss) before other income (expense) and income tax expense (benefit)	92,674	(26,812)	(112,845)
Other income (expense):
Corporate interest income	57	23	177
Corporate interest expense	(41,205)	(41,043)	(86,441)
Gains (losses) on sales of investments, net	-	109	(1,592)
Losses on early extinguishment of debt	-	-	(10,356)
Equity in income (loss) of investments and venture funds	733	1,794	(439)
Total other income (expense)	(40,415)	(39,117)	(98,651)
Income (loss) before income tax expense (benefit)	52,259	(65,929)	(211,496)
Income tax expense (benefit)	17,183	(18,092)	(68,259)
Net income (loss)	$35,076	$(47,837)	$(143,237)

Basic earnings (loss) per share(1)	$0.17	$(0.25)	$(2.16)
Diluted earnings (loss) per share(1)	$0.12	$(0.25)	$(2.16)
Shares used in computation of per share data (1):
Basic	211,642	192,195	66,207
Diluted(2)	289,150	192,195	66,207

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	June 30,	March 31,	December 31,
	2010	2010	2009
ASSETS
Cash and equivalents	$3,093,087	$3,068,351	$3,483,238
Cash and investments required to be segregated under federal or other regulations	145,542	2,087,569	1,545,280
Trading securities	49,238	47,047	38,303
Available-for-sale mortgage-backed and investment securities	12,905,891	13,278,363	13,319,712
Held-to-maturity securities	781,489	-	-
Margin receivables	4,777,680	3,986,749	3,827,212
Loans, net	17,024,020	18,187,958	19,174,933
Investment in FHLB stock	183,949	183,949	183,863
Property and equipment, net	309,134	321,183	320,169
Goodwill	1,928,734	1,952,326	1,952,326
Other intangibles, net	342,123	349,263	356,404
Other assets	2,806,193	3,215,916	3,165,045
Total assets	$44,347,080	$46,678,674	$47,366,485

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$23,768,369	$24,632,882	$25,597,721
Securities sold under agreements to repurchase	6,251,166	6,385,272	6,441,875
Customer payables	3,984,364	5,620,063	5,234,199
FHLB advances and other borrowings	2,750,817	2,748,438	2,746,959
Corporate debt	2,150,299	2,400,437	2,458,691
Other liabilities	1,301,630	1,075,183	1,137,485
Total liabilities	40,206,645	42,862,275	43,616,930

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
June 30, 2010, 4,000,000,000 at March 31, 2010 and December 31, 2009;
shares issued and outstanding: 220,239,954 at June 30, 2010,
195,978,542 at March 31, 2010, and 189,397,099 at December 31, 2009(1)	2,202	1,960	1,894
Additional paid-in-capital(1)	6,627,285	6,373,143	6,275,157
Accumulated deficit	(2,136,127)	(2,171,203)	(2,123,366)
Accumulated other comprehensive loss	(352,925)	(387,501)	(404,130)
Total shareholders' equity	4,140,435	3,816,399	3,749,555
Total liabilities and shareholders' equity	$44,347,080	$46,678,674	$47,366,485

Segment Reporting

	Three Months Ended June 30, 2010
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$209,299	$322,716	$4	$(150,239)	$381,780
Operating interest expense	(16,874)	(213,118)	-	150,239	(79,753)
Net operating interest income	192,425	109,598	4	-	302,027
Commissions	119,554	-	-	-	119,554
Fees and service charges	35,429	(225)	-	-	35,204
Principal transactions	28,706	-	-	-	28,706
Gains (losses) on loans and securities, net	-	48,945	(37)	-	48,908
Other-than-temporary impairment ("OTTI")	-	(15,108)	-	-	(15,108)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	-	2,950	-	-	2,950
Net impairment	-	(12,158)	-	-	(12,158)
Other revenues	9,677	2,083	-	-	11,760
Total non-interest income	193,366	38,645	(37)	-	231,974
Total net revenue	385,791	148,243	(33)	-	534,001
Provision for loan losses	-	165,666	-	-	165,666
Operating expense:
Compensation and benefits	56,724	4,294	19,922	-	80,940
Clearing and servicing	18,584	19,557	-	-	38,141
Advertising and market development	29,777	-	-	-	29,777
FDIC insurance premiums	-	19,260	-	-	19,260
Communications	17,744	237	443	-	18,424
Professional services	12,082	370	7,028	-	19,480
Occupancy and equipment	16,182	699	733	-	17,614
Depreciation and amortization	15,262	322	6,417	-	22,001
Amortization of other intangibles	7,141	-	-	-	7,141
Facility restructuring and other exit activities	-	-	(1,853)	-	(1,853)
Other operating expenses	8,955	8,524	7,257	-	24,736
Total operating expense	182,451	53,263	39,947	-	275,661
Income (loss) before other income (expense) and income taxes	203,340	(70,686)	(39,980)	-	92,674
Other income (expense):
Corporate interest income	-	-	57	-	57
Corporate interest expense	-	-	(41,205)	-	(41,205)
Equity in income of investments and venture funds	-	-	733	-	733
Total other income (expense)	-	-	(40,415)	-	(40,415)
Income (loss) before income taxes	$203,340	$(70,686)	$(80,395)	$-	$52,259

	Three Months Ended March 31, 2010
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$214,577	$352,290	$8	$(159,909)	$406,966
Operating interest expense	(20,936)	(225,542)	-	159,909	(86,569)
Net operating interest income	193,641	126,748	8	-	320,397
Commissions	113,252	-	-	-	113,252
Fees and service charges	41,229	1,001	-	-	42,230
Principal transactions	26,211	-	-	-	26,211
Gains on loans and securities, net	-	29,042	4	-	29,046
Other-than-temporary impairment ("OTTI")	-	(14,524)	-	-	(14,524)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	-	5,872	-	-	5,872
Net impairment	-	(8,652)	-	-	(8,652)
Other revenues	11,428	2,591	-	-	14,019
Total non-interest income	192,120	23,982	4	-	216,106
Total net revenue	385,761	150,730	12	-	536,503
Provision for loan losses	-	267,979	-	-	267,979
Operating expense:
Compensation and benefits	62,811	3,311	21,088	-	87,210
Clearing and servicing	19,490	19,669	-	-	39,159
Advertising and market development	38,135	-	-	-	38,135
FDIC insurance premiums	-	19,315	-	-	19,315
Communications	19,717	229	501	-	20,447
Professional services	11,354	589	8,347	-	20,290
Occupancy and equipment	16,897	682	628	-	18,207
Depreciation and amortization	15,464	312	4,870	-	20,646
Amortization of other intangibles	7,142	-	-	-	7,142
Facility restructuring and other exit activities	-	-	3,373	-	3,373
Other operating expenses	9,004	7,595	4,813	-	21,412
Total operating expense	200,014	51,702	43,620	-	295,336
Income (loss) before other income (expense) and income taxes	185,747	(168,951)	(43,608)	-	(26,812)
Other income (expense):
Corporate interest income	-	-	23	-	23
Corporate interest expense	-	-	(41,043)	-	(41,043)
Gains on sales of investments, net	-	-	109	-	109
Equity in income of investments and venture funds	-	-	1,794	-	1,794
Total other income (expense)	-	-	(39,117)	-	(39,117)
Income (loss) before income taxes	$185,747	$(168,951)	$(82,725)	$-	$(65,929)

	Three Months Ended June 30, 2009
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$220,210	$425,822	$33	$(160,547)	$485,518
Operating interest expense	(53,272)	(253,203)	-	160,547	(145,928)
Net operating interest income	166,938	172,619	33	-	339,590
Commissions	154,063	-	-	-	154,063
Fees and service charges	45,010	2,924	-	-	47,934
Principal transactions	22,693	-	-	-	22,693
Gains (losses) on loans and securities, net	(21)	73,243	(52)	-	73,170
Other-than-temporary impairment ("OTTI")	-	(199,764)	-	-	(199,764)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	-	170,093	-	-	170,093
Net impairment	-	(29,671)	-	-	(29,671)
Other revenues	9,625	3,502	-	-	13,127
Total non-interest income	231,370	49,998	(52)	-	281,316
Total net revenue	398,308	222,617	(19)	-	620,906
Provision for loan losses	-	404,525	-	-	404,525
Operating expense:
Compensation and benefits	60,612	3,421	25,992	-	90,025
Clearing and servicing	22,161	21,911	-	-	44,072
Advertising and market development	24,983	3	-	-	24,986
FDIC insurance premiums	-	42,129	-	-	42,129
Communications	20,498	42	462	-	21,002
Professional services	8,635	1,062	11,777	-	21,474
Occupancy and equipment	17,832	741	1,399	-	19,972
Depreciation and amortization	16,254	198	4,763	-	21,215
Amortization of other intangibles	7,434	-	-	-	7,434
Facility restructuring and other exit activities	-	-	4,447	-	4,447
Other operating expenses	16,563	10,241	5,666	-	32,470
Total operating expense	194,972	79,748	54,506	-	329,226
Income (loss) before other income (expense) and income taxes	203,336	(261,656)	(54,525)	-	(112,845)
Other income (expense):
Corporate interest income	-	-	177	-	177
Corporate interest expense	-	-	(86,441)	-	(86,441)
Losses on sales of investments, net	-	-	(1,592)	-	(1,592)
Losses on early extinguishment of debt	-	(10,356)	-	-	(10,356)
Equity in loss of investments and venture funds	-	-	(439)	-	(439)
Total other income (expense)	-	(10,356)	(88,295)	-	(98,651)
Income (loss) before income taxes	$203,336	$(272,012)	$(142,820)	$-	$(211,496)

Key Performance Metrics(4)

Corporate Metrics	Qtr ended 6/30/10	Qtr ended 3/31/10	Qtr ended 6/30/10 vs. 3/31/10	Qtr ended 6/30/09	Qtr ended 6/30/10 vs. 6/30/09

Operating margin %(5)
Consolidated	17%	N.M.	N.M.	N.M.	N.M.
Trading and Investing	53%	48%	5%	51%	2%
Balance Sheet Management	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	2,937	3,018	(3)%	3,217	(9)%
Consultants and other	198	159	25%	146	36%
Total headcount	3,135	3,177	(1)%	3,363	(7)%

Book value per share(1)	$18.80	$19.47	(3)%	$26.71	(30)%
Tangible book value per share(1)	$8.49	$7.73	10%	$5.90	44%

Corporate cash ($MM)(6)	$481.1	$418.4	15%	$527.0	(9)%

Enterprise net interest spread (basis points)(7)	289	296	(2)%	291	(1)%
Enterprise interest-earning assets, average ($MM)	$40,990	$42,409	(3)%	$45,206	(9)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss)	$35.1	$(47.8)	N.M.	$(143.2)	N.M.
Income tax expense (benefit)	17.2	(18.1)	N.M.	(68.3)	N.M.
Depreciation & amortization	29.1	27.8	5%	28.7	1%
Corporate interest expense	41.2	41.0	0%	86.4	(52)%
EBITDA	$122.6	$2.9	N.M.	$(96.4)	N.M.

Interest coverage	3.0	0.1	N.M.	(1.1)	N.M.

Bank earnings before taxes and before credit losses ($MM) (8)	$231.0	$239.7	(4)%	$231.6	0%

Trading and Investing Metrics

Trading days	63.0	61.0	N.M.	63.0	N.M.

DARTs	170,283	155,310	10%	202,578	(16)%

Total trades (MM)(9)	10.7	9.5	13%	12.7	(16)%
Average commission per trade	$11.05	$11.38	(3)%	$11.27	(2)%

End of period margin receivables ($B)	$4.8	$3.8	26%	$3.0	60%
Average margin receivables ($B)	$4.5	$3.9	15%	$2.6	73%

Gross new brokerage accounts	103,044	102,796	0%	131,255	(21)%
Gross new stock plan accounts	40,926	41,648	(2)%	41,991	(3)%
Gross new banking accounts	6,117	7,252	(16)%	16,379	(63)%
Closed accounts(9)	(163,332)	(272,212)	N.M.	(152,590)	N.M.
Net new accounts	(13,245)	(120,516)	N.M.	37,035	N.M.

Net new brokerage accounts	17,523	1,898	N.M.	51,598	N.M.
Net new stock plan accounts	4,444	390	N.M.	17,114	N.M.
Net new banking accounts	(35,212)	(122,804)	N.M.	(31,677)	N.M.
Net new accounts	(13,245)	(120,516)	N.M.	37,035	N.M.

End of period brokerage accounts	2,649,500	2,631,977	1%	2,626,793	1%
End of period stock plan accounts	1,030,647	1,026,203	0%	1,019,976	1%
End of period banking accounts	565,388	600,600	(6)%	794,122	(29)%
End of period total accounts	4,245,535	4,258,780	0%	4,440,891	(4)%

Net new customers(9)	5,817	(90,298)	N.M.	31,146	N.M.

End of period brokerage customers(9)	2,213,608	2,202,723	0%	2,213,639	0%
End of period all other customers	829,143	834,211	(1)%	946,047	(12)%
End of period total customers	3,042,751	3,036,934	0%	3,159,686	(4)%

Segment revenue per brokerage customer	$174	$169	3%	$173	1%

Customer Assets ($B)
Security holdings	$98.8	$106.9	(8)%	$81.0	22%
Customer payables (cash)	4.0	5.2	(23)%	4.1	(2)%
Customer cash balances held by third parties	2.9	3.2	(9)%	2.8	4%
Unexercised stock plan customer options (vested)	14.4	19.0	(24)%	13.3	8%
Customer assets in brokerage and stock plan accounts	120.1	134.3	(11)%	101.2	19%
Sweep deposit accounts	13.8	13.4	3%	10.8	28%
Savings and transaction accounts	9.1	10.0	(9)%	13.7	(34)%
CDs	0.8	1.1	(27)%	1.8	(56)%
Customer assets in banking accounts	23.7	24.5	(3)%	26.3	(10)%
Total customer assets	$143.8	$158.8	(9)%	$127.5	13%

Net new brokerage assets ($B)(10)	$2.1	$2.2	N.M.	$2.3	N.M.
Net new banking assets ($B)(10)	(1.3)	(1.8)	N.M.	(1.7)	N.M.
Net new customer assets ($B)(10)	$0.8	$0.4	N.M.	$0.6	N.M.

Brokerage related cash ($B)	$20.7	$21.8	(5)%	$17.7	17%
Other customer cash and deposits ($B)	9.9	11.1	(11)%	15.5	(36)%
Total customer cash and deposits ($B)	$30.6	$32.9	(7)%	$33.2	(8)%

Unexercised stock plan customer options (unvested) ($B)	$26.3	$30.9	(15)%	$18.9	39%

Market Making
Equity shares traded (MM)	198,418	185,282	7%	101,809	95%
Average revenue capture per 1,000 equity shares	$0.142	$0.135	5%	$0.219	(35)%
% of Bulletin Board equity shares to total equity shares	96.2%	96.4%	(0)%	91.5%	5%

Balance Sheet Management Metrics

Capital Ratios
Tier 1 capital ratio(11)	7.27%	6.83%	0.44%	6.79%	0.48%
Tier 1 capital to risk-weighted assets ratio(11)	13.39%	13.07%	0.32%	12.61%	0.78%
Risk-based capital ratio(11)	14.67%	14.36%	0.31%	13.91%	0.76%
E*TRADE Bank excess Tier 1 capital ($MM)(11)	$910.0	$768.3	18%	$784.0	16%
E*TRADE Bank excess Tier 1 capital to risk weighted assets(11)	$1,593.0	$1,534.0	4%	$1,541.7	3%
E*TRADE Bank excess risk-based capital ($MM)(11)	$1,006.8	$945.6	6%	$910.9	11%

Loans receivable ($MM)
Average loans receivable	$18,688	$19,921	(6)%	$23,886	(22)%
Ending loans receivable, net	$17,021	$17,933	(5)%	$21,926	(22)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$7,656	$8,038	(5)%	$10,259	(25)%
30-89 days delinquent	438	527	(17)%	563	(22)%
90-179 days delinquent	290	339	(14)%	445	(35)%
Total 30-179 days delinquent	728	866	(16)%	1,008	(28)%
180+ days delinquent (net of $325M, $327M and $173M in charge-offs for Q210, Q110 and Q209, respectively)	881	881	0%	673	31%
Total delinquent loans	1,609	1,747	(8)%	1,681	(4)%
Gross loans receivable(12)	$9,265	$9,785	(5)%	$11,940	(22)%

Home Equity
Current	$6,771	$7,086	(4)%	$8,515	(20)%
30-89 days delinquent	197	214	(8)%	268	(26)%
90-179 days delinquent	155	170	(9)%	262	(41)%
Total 30-179 days delinquent	352	384	(8)%	530	(34)%
180+ days delinquent (net of $29M, $27M and $28M in charge-offs for Q210, Q110 and Q209, respectively)	58	56	4%	77	(25)%
Total delinquent loans	410	440	(7)%	607	(32)%
Gross loans receivable(12)	$7,181	$7,526	(5)%	$9,122	(21)%

Consumer and Other
Current	$1,647	$1,750	(6)%	$2,038	(19)%
30-89 days delinquent	25	28	(11)%	29	(14)%
90-179 days delinquent	5	5	0%	15	(67)%
Total 30-179 days delinquent	30	33	(9)%	44	(32)%
180+ days delinquent	1	1	0%	1	0%
Total delinquent loans	31	34	(9)%	45	(31)%
Gross loans receivable(12)	$1,678	$1,784	(6)%	$2,083	(19)%

Total Loans Receivable
Current	$16,074	$16,874	(5)%	$20,812	(23)%
30-89 days delinquent	660	769	(14)%	860	(23)%
90-179 days delinquent	450	514	(12)%	722	(38)%
Total 30-179 days delinquent	1,110	1,283	(13)%	1,582	(30)%
180+ days delinquent	940	938	0%	751	25%
Total delinquent loans	2,050	2,221	(8)%	2,333	(12)%
Total gross loans receivable(12)	$18,124	$19,095	(5)%	$23,145	(22)%

	Qtr ended 6/30/10	Qtr ended 3/31/10	Qtr ended 6/30/09
TDR performance detail ($MM)(13)

One- to Four-Family TDRs
Current	$290	$170	$66
30-89 days delinquent	42	55	23
90-179 days delinquent	21	28	12
Total 30-179 days delinquent	63	83	35
180+ days delinquent (net of $14M, $8M and $1M in charge-offs for Q210, Q110 and Q209, respectively)	42	31	4
Total delinquent TDRs	105	114	39
TDRs	$395	$284	$105

Home Equity TDRs
Current	$381	$335	$146
30-89 days delinquent	56	57	15
90-179 days delinquent	38	34	6
Total 30-179 days delinquent	94	91	21
180+ days delinquent (net of $3M, $2M and $0M in charge-offs for Q210, Q110 and Q209, respectively)	3	1	-
Total delinquent TDRs	97	92	21
TDRs	$478	$427	$167

Total TDRs
Current	$671	$505	$212
30-89 days delinquent	98	112	38
90-179 days delinquent	59	62	18
Total 30-179 days delinquent	157	174	56
180+ days delinquent	45	32	4
Total delinquent TDRs	202	206	60
TDRs	$873	$711	$272

Activity in Allowance for Loan Losses
	Three Months Ended June 30, 2010
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/10	$433,863	$657,173	$71,355	$1,162,391
Provision for loan losses	69,408	88,857	7,401	165,666
Charge-offs, net	(69,613)	(143,163)	(12,338)	(225,114)
Allowance for loan losses, ending 6/30/10	$433,658	$602,867	$66,418	$1,102,943

	Three Months Ended March 31, 2010
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/09	$489,887	$620,067	$72,784	$1,182,738
Provision for loan losses	46,533	207,332	14,114	267,979
Charge-offs, net	(102,557)	(170,226)	(15,543)	(288,326)
Allowance for loan losses, ending 3/31/10	$433,863	$657,173	$71,355	$1,162,391

	Three Months Ended June 30, 2009
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/09	$308,806	$818,646	$73,356	$1,200,808
Provision for loan losses	196,280	186,940	21,305	404,525
Charge-offs, net	(77,069)	(286,720)	(22,605)	(386,394)
Allowance for loan losses, ending 6/30/09	$428,017	$718,866	$72,056	$1,218,939

Specific Valuation Allowance Activity
	As of June 30, 2010
	Recorded Investment in TDRs	Specific Valuation Allowance	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(14)
	(Dollars in thousands)
One- to four-family	$395,325	$67,024	17%	27%
Home equity	477,526	238,176	50%	54%
Total	$872,851	$305,200	35%	41%

	As of March 31, 2010
	Recorded Investment in TDRs	Specific Valuation Allowance	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(14)
	(Dollars in thousands)
One- to four-family	$283,511	$34,474	12%	21%
Home equity	427,404	196,503	46%	49%
Total	$710,915	$230,977	32%	38%

	As of December 31, 2009
	Recorded Investment in TDRs	Specific Valuation Allowance	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(14)
	(Dollars in thousands)
One- to four-family	$207,581	$26,916	13%	21%
Home equity	371,320	166,636	45%	48%
Total	$578,901	$193,552	33%	38%

Average Enterprise Balance Sheet Data
	Three Months Ended
	June 30, 2010
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(15)	$18,843,953	$225,340	4.78%
Margin receivables	4,479,410	49,963	4.47%
Available-for-sale mortgage-backed securities	8,826,416	70,615	3.20%
Available-for-sale investment securities	3,725,359	23,607	2.53%
Held-to-maturity securities	135,072	1,261	3.74%
Trading securities	1,380	19	5.68%
Cash and equivalents(16)	4,317,709	2,473	0.23%
Stock borrow and other	661,006	6,581	3.99%
Total enterprise interest-earning assets	$40,990,305	379,859	3.71%
Enterprise interest-bearing liabilities:
Retail deposits	$24,118,005	14,660	0.24%
Brokered certificates of deposit	116,144	1,500	5.18%
Customer payables	4,660,148	1,684	0.14%
Securities sold under agreements to repurchase	6,332,624	30,721	1.92%
FHLB advances and other borrowings	2,747,220	30,751	4.43%
Stock loan and other	599,496	418	0.28%
Total enterprise interest-bearing liabilities	$38,573,637	79,734	0.82%
Enterprise net interest income/spread(6)		$300,125	2.89%

	Three Months Ended
	March 31, 2010
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(15)	$19,928,531	$241,580	4.85%
Margin receivables	4,022,171	44,713	4.51%
Available-for-sale mortgage-backed securities	9,692,701	81,860	3.38%
Available-for-sale investment securities	4,027,737	27,725	2.75%
Held-to-maturity securities	-	-	-
Trading securities	2,097	34	6.43%
Cash and equivalents(16)	4,050,303	2,350	0.24%
Stock borrow and other	685,352	7,038	4.16%
Total enterprise interest-earning assets	$42,408,892	405,300	3.83%
Enterprise interest-bearing liabilities:
Retail deposits	$24,821,581	18,471	0.30%
Brokered certificates of deposit	119,802	1,489	5.04%
Customer payables	5,206,873	1,925	0.15%
Securities sold under agreements to repurchase	6,371,964	34,746	2.18%
FHLB advances and other borrowings	2,761,366	29,428	4.26%
Stock loan and other	620,335	495	0.32%
Total enterprise interest-bearing liabilities	$39,901,921	86,554	0.87%
Enterprise net interest income/spread(6)		$318,746	2.96%

	Three Months Ended
	June 30, 2009
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(15)	$23,889,796	$292,509	4.90%
Margin receivables	2,771,672	31,412	4.55%
Available-for-sale mortgage-backed securities	11,795,216	127,523	4.32%
Available-for-sale investment securities	253,435	3,262	5.15%
Held-to-maturity securities	-	-	-
Trading securities	23,600	500	8.47%
Cash and equivalents(16)	5,790,904	4,724	0.33%
Stock borrow and other	681,222	21,618	12.73%
Total enterprise interest-earning assets	$45,205,845	481,548	4.27%
Enterprise interest-bearing liabilities:
Retail deposits	$27,061,941	50,637	0.75%
Brokered certificates of deposit	214,256	2,879	5.39%
Customer payables	4,503,362	2,098	0.19%
Securities sold under agreements to repurchase	6,856,156	51,367	2.96%
FHLB advances and other borrowings	3,644,714	38,392	4.17%
Stock loan and other	501,023	508	0.41%
Total enterprise interest-bearing liabilities	$42,781,452	145,881	1.36%
Enterprise net interest income/spread(6)		$335,667	2.91%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
	(In thousands)
Enterprise net interest income	$300,125	$318,746	$335,667
Taxable equivalent interest adjustment(17)	(293)	(292)	(716)
Customer cash held by third parties and other(18)	2,195	1,943	4,639
Net operating interest income	$302,027	$320,397	$339,590

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that corporate cash, EBITDA, interest coverage, Bank earnings before taxes and before credit losses, enterprise net interest income and enterprise interest-earning assets are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Reporting Changes

In the first quarter of 2010, the Company revised its segment financial reporting to reflect the manner in which its chief operating decision maker had begun assessing the Company’s performance and making resource allocation decisions. The Company no longer allocates costs associated with certain functions that are centrally managed to its operating segments. These costs are separately reported in a “Corporate/Other” category.

In addition, the Company now reports FDIC insurance premiums expense in its balance sheet management segment. These expenses were previously reported in its trading and investing segment. Balance sheet management pays the trading and investing segment for the use of its deposits via the deposit transfer pricing arrangement, including a reimbursement of the cost associated with FDIC insurance. This change did not impact the income (loss) before income taxes of either segment as the component of the deposit transfer pricing payment for FDIC insurance premiums expense was removed.

All prior periods have been adjusted to reflect the Company’s 1-for-10 reverse stock split that became effective in the second quarter of 2010. See endnote (1) for line items that have been impacted by this change.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in our regulated subsidiaries.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company (“Bank”), provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital.

Enterprise Net Interest Income

Enterprise net interest income is taxable equivalent basis net operating interest income excluding corporate interest income, corporate interest expense and interest earned on customer cash held by third parties. Management believes this non-GAAP measure is useful to investors and analysts as it is a measure of the net operating interest income generated by our core operations.

Enterprise Interest-Earning Assets

Enterprise interest-earning assets consists of the primary interest-earning assets of the Company and includes: loans receivable, margin receivables, available-for-sale mortgage-backed and investment securities, held-to-maturity securities, trading securities, cash and stock borrow and other balances that earn interest for the Company. Management believes that this non-GAAP measure is useful to investors and analysts as it is a measure of the primary assets from which the Company generates net operating interest income.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) All prior periods have been adjusted to reflect the Company’s 1-for-10 reverse stock split that became effective in the second quarter of 2010. Financial information impacted by this capital change includes EPS, weighted average shares, outstanding shares, common stock and APIC.

(2) Because the Company reported a net loss for the three months ended March 31, 2010 and June 30, 2009, and the six months ended June 30, 2010 and 2009, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(3) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(4) Amounts and percentages may not calculate due to rounding.

(5) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(6) Corporate cash is an indicator of the liquidity at the parent company. Corporate cash for June 30, 2009 included $19.7 million, which was invested in The Primary Fund and included as a receivable in the other assets line item as The Reserve Fund had not indicated when the remaining funds would be distributed back to investors. We received the final distribution from The Primary Fund during Q110.

(7) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(8) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”), provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from loss before income taxes:

	Q2 2010	Q1 2010	Q2 2009
Income (loss) before income taxes	$52,259	$(65,929)	$(211,496)
Add back:
Non-bank loss before income tax benefit(b)	49,860	58,016	71,731
Provision for loan losses	165,666	267,979	404,525
Gains on loans and securities, net	(48,908)	(29,046)	(73,170)
Net impairment	12,158	8,652	29,671
Losses on early extinguishment of FHLB advances	-	-	10,356
Bank earnings before taxes and before credit losses	$231,035	$239,672	$231,617

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(9) These metrics have been updated for prior periods to exclude international local activity.

(10) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(11) Capital ratios are at the E*TRADE Bank level. The ratios and excess capital amounts are Q210 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning E*TRADE Bank excess risk-based capital to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q2 2010	Q1 2010	Q2 2009
Beginning E*TRADE Bank excess risk-based capital ($MM)	$946	$899	$444
Bank earnings before taxes and before credit losses	231	240	232
Provision for loan losses	(166)	(268)	(405)
Loan portfolio run-off (a)	71	85	101
Margin increase	(90)	(17)	(69)
Capital (upstream) downstream (b)	(25)	(39)	500
Other capital changes (c)	40	46	108
Ending E*TRADE Bank excess risk-based capital ($MM)	$1,007	$946	$911

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for our one- to four-family, home equity and consumer loan portfolios.

(b) Represents cash flows to and from the parent company.

(c) Represents the capital impact related to changes in other risk-weighted assets.

(12) Includes unpaid principal balances and premiums (discounts).

(13) The TDR loan performance detail is a subset of the Company’s total loan performance.

(14) The total expected loss on TDRs includes both the previously recorded charge-offs and the specific valuation allowance.

(15) Excludes loans to customers on margin.

(16) Includes segregated cash balances.

(17) Gross-up for tax-exempt securities.

(18) Includes interest earned on average customer assets of $3.1 billion, $3.1 billion and $2.8 billion for the quarters ended June 30, 2010, March 31, 2010 and June 30, 2009, respectively, held by parties outside E*TRADE Financial, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations Contact
Susan Hickey, 646-521-4675
susan.hickey@etrade.com
or
E*TRADE Financial Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com